Exhibit 107.1
Calculation of Filing Fee Tables
Form S-8
(Form Type)

iRhythm Technologies, Inc
(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

Security Type	Securities Class Type	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock $0.001 par value, reserved for issuance pursuant to 2016 Equity Incentive Plan	Rules 457(c) and (h)	1,474,686 shares (2)	$109.96 (4)	$162,156,472.56	0.0000927	$15,031.91
	Common Stock $0.001 par value, reserved for issuance pursuant to 2016 Employee Stock Purchase Plan	Rules 457(c) and (h)	442,405 shares (3)	$93.47 (5)	$41,351,595.35	0.0000927	$3,833.30
TOTAL OFFERING AMOUNT			1,917,091 shares		$203,508,067.91		$18,865.21
TOTAL FEE OFFSETS (6)
NET FEE DUE							$18,865.21

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on form S-8 (this “Registration Statement”) shall also cover any additional shares of iRhythm Technologies, Inc.’s (the “Registrant”) common stock that become issuable under the Registrant’s 2016 Equity Incentive Plan (“2016 Plan”) and the Registrant’s 2016 Employee Stock Purchase Plan (“2016 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2) Represents an automatic annual increase of 1,474,686 shares on January 1, 2022 to the number of shares of the Registrant’s common stock reserved for issuance under, and which annual increase is provided for in, the 2016 Plan.

(3) Represents an automatic annual increase of 442,405 shares on January 1, 2022 to the number of shares of the Registrant’s common stock reserved for issuance under, and which annual increase is provided for in, the 2016 ESPP.

(4) Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $109.96 per share, which represents the average of the high and low prices of the common stock as reported in The Nasdaq Global Select Market on February 24, 2022.

(5) Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $93.47 per share, which represents 85% of the average of the high and low sale prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on February 24, 2022. Pursuant to the 2016 ESPP, which plan is incorporated by reference herein, the purchase price of the shares of the Registrant’s common stock will be 85% of the lower of the fair market value of the Registrant’s common stock on the first day of the offering period or on the exercise date.

(6) The Registrant does not have any fee offsets.